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Gwen Carlson Conexant Systems, Inc. (949) 483-7363	Scott Allen Conexant Systems, Inc. (949) 483-2698

CONEXANT TO SELL PROPERTY IN NEWPORT BEACH

Transaction Expected to Close by the End of March

NEWPORT BEACH, Calif., Jan. 19, 2010 – Conexant Systems, Inc. (NASDAQ: CNXT), a leading supplier of innovative semiconductor solutions for imaging, audio, embedded modem, and video surveillance applications, today announced that it has agreed to sell property adjacent to its Newport Beach headquarters to City Ventures LLC for $26.1 million. City Ventures is a leading residential and mixed-use developer of urban projects throughout California.

“The sale of our Newport Beach property is consistent with our strategy of monetizing non-core assets in order to improve our balance sheet,” said Scott Mercer, Conexant’s chairman and chief executive officer. “We plan to use the proceeds from the sale for general corporate purposes, including debt reduction.”

The property, located on Jamboree Road in Newport Beach, consists of approximately 25 acres and includes two leased buildings. The transaction is subject to further due diligence by City Ventures as well as customary closing conditions, and is expected to be completed by the end of March 2010. The Capital Markets Group of Jones Lang LaSalle is serving as the exclusive agent on the transaction.

About Conexant

Conexant’s comprehensive portfolio of innovative semiconductor solutions includes products for imaging, audio, embedded modem, and video surveillance applications. Conexant is a fabless semiconductor company headquartered in Newport Beach, Calif.  For more information, visit www.conexant.com.

About City Ventures

City Ventures is a leading residential and mixed-used developer of urban projects throughout California. The company is headquartered in Santa Ana, Calif., and has offices in San Diego, Los Angeles, and San Ramon. For more information concerning City Ventures, please call (714) 403-9016 or visit www.cvassets.com.

Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as Conexant or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements in this release that describe our business strategy, outlook, objectives, plans, intentions, or goals are also forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to: the ability to cause our shelf registration to be declared effective by the SEC; the risk that capital needed for our business and to repay our indebtedness will not be available when needed; the cyclical nature of the semiconductor industry, which is subject to significant downturns that may negatively impact our business, financial condition, cash flow, and results of operations; the cyclical nature of the markets addressed by our products and our customers’ products; volatility in the technology sector and the semiconductor industry; the financial risks of default by tenants and subtenants in the space we own or lease; intellectual property; our successful development of new products; the timing of our new product introductions and our product quality; demand for and market acceptance of our new and existing products; our ability to anticipate trends and develop products for which there will be market demand; product obsolescence; changes in our product mix; pricing pressures and other competitive factors; our ability to timely develop and implement new technologies and to obtain protection for the related the ability of our customers to manage inventory; our ability to identify and execute acquisitions, divestitures, mergers or restructurings, as deemed appropriate by management; the availability of manufacturing capacity; the uncertainties of litigation, including claims of infringement of third-party intellectual property rights or demands that we license third-party technology, and the demands it may place on the time and attention of our management and the expense it may place on our company; general economic and political conditions and conditions in the markets we address; and possible disruptions in commerce related to terrorist activity or armed conflict, as well as other risks and uncertainties, including those detailed from time to time in our Securities and Exchange Commission filings.